Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Cardtronics, Inc. of our report dated April 9, 2014, relating to our audits of the combined financial statements of C.O.D., LLC and WG ATM, LLC as of and for the years ended December 31, 2013 and 2012, which appears in the Current Report on Form 8-K filed by Cardtronics, Inc. on June 5, 2015.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ McGladrey LLP

Rockford, Illinois

June 5, 2015